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                                             EXHIBIT 5


May 10, 1996

The Brooklyn Union Gas Company
One MetroTech Center
Brooklyn, New York 11201

Dear Sirs:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") filed by your Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 1,000,000 shares of Common Stock, par value $.33 1/3 per share (the "Additional Common Stock"), and setting forth, among other things, the terms pursuant to which the Company plans to offer the shares of Additional Common Stock pursuant to its Dividend Reinvestment and Stock Purchase Plan (the "Plan"). We are acting as your counsel and are supervising corporate proceedings in connection with the authorization, issuance and sale of the Additional Common Stock. In this connection, we have examined such corporate records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination and review, we advise you that your Board of Directors duly authorized the issuance and sale of the Additional Common Stock and the Company has received the approval of the Public Service Commission of the State of New York relating to the issuance of the Additional Common Stock, and when

     (i) the above-mentioned Registration Statement becomes effective under the Act;

     (ii)  the certificates representing the Additional Common
Stock have been duly signed on behalf of the Company, countersigned by a transfer agent of the Company's Common Stock and registered by a registrar of the Company's Common Stock; and

     (iii) the Additional Common Stock has been duly delivered against payment received therefor from time to time, as contemplated by such Registration Statement and the terms of the Plan;

in our opinion, the Additional Common Stock will have been validly issued, and will be fully paid and nonassessable.

     In rendering the foregoing opinion, we have, with your approval, relied as to certain matters on information obtained from public officials, officers of the Company and other sources
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believed by us to be responsible, and we have assumed that the certificates for the Additional Common Stock will conform to the specimen thereof examined by us, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus forming part of such Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.



                                                  Very truly yours,

                                                  Cullen & Dykman